UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR 12(g) OF THE
SECURITIES EXCHANGE ACT OF 1934

People's Utah Bancorp
(Exact name of registrant as specified in its charter)

Utah	87-0622021
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

1 East Main Street, American Fork, Utah	84003
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
Common Shares, $0.01 par value	The NASDAQ Stock Market LLC

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box.  ☑

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box.  ☐

Securities Act registration statement file number to which this form relates:	333-203518	(if applicable)

Securities to be registered pursuant to Section 12(g) of the Act:
None
(Title of Class)

(Title of Class)

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1.  Description of Registrant’s Securities to be Registered.

This registration statement relates to the registration with the Securities and Exchange Commission of Common Shares, $0.01 par value (the “Common Shares”), of People’s Utah Bancorp, a Utah corporation (the “Registrant”).  The description of the Common Shares set forth under the caption “Description of Capital Shares” in the Registrant’s Registration Statement on Form S-1 (File No. 333-203518) originally filed with the Securities and Exchange Commission on April 20, 2015 and as subsequently amended, together with the description set forth under such caption included in the form of prospectus subsequently filed by the Registrant with the Securities and Exchange Commission pursuant to Rule 424(b) under the Securities Act of 1933, as amended, is incorporated herein by this reference in response to this item.

Item 2.  Exhibits.

Pursuant to the Instructions to Exhibits with respect to Form 8-A, no exhibits are required to be filed because no other securities of the Registrant are registered on The NASDAQ Stock Market LLC and the securities registered hereby are not being registered pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

(Registrant)	PEOPLE'S' UTAH BANCORP

Date:	June 5, 2015

By:	/s/ Richard T. Beard
Richard T. Beard
President and Chief Executive Officer